                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into this ___ day of July, 2001, and is by and between Internet Recreation, Inc., a Florida corporation ("Corporation"), and Cathy Williamson("Employee").

                                R E C I T A L S:

The Corporation wishes to employ the Employee, and the Employee wishes to be so employed, to provide the services to the Corporation identified herein, on such terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the premises, mutual promises, terms and conditions contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Recitals.  The above recitals are true, correct and complete and are incorporated herein by reference.

2.       Employment.  The Corporation hereby employs Employee to serve the
Corporation as its President.  Employee shall be responsible for such duties that are customary with respect to such position(s).  All of the duties and obligations of the Employee shall be subject to, if any, the reasonable discretion and direction of the Corporation's Board of Directors.

3.       Term.  The term of employment of Employee hereunder (unless sooner terminated as provided herein) shall commence as of the above effective date and shall continue for a period of one (1) year thereafter, and shall automatically renew each year unless and until terminated as provided for herein.

4.       Compensation.

         A.       Base Salary.  The Corporation will pay to Employee, in full payment of the services to be rendered by Employee during each one year period hereunder, an annual base salary of one hundred Thousand shares (100,000) of
Common Stock of the Company ("Base Salary")to be issued and delivered to
Employee on the one year anniversary date of execution of this Agreement, and each year thereafter.

         B.       Bonuses.  In addition to the compensation to Employee set
forth herein, the Corporation, in its sole and absolute discretion, may pay bonuses to the Employee from time to time.

5.       Deductions.  Deductions may be made by the Corporation from all payments to Employee for social security, Federal withholding taxes, and any other taxes and deductions as may from time to time be required by law.

6.       Termination. A. The Corporation may terminate this agreement (i) For
Cause or (ii) in the event of a reorganization, merger, consolidation, sale of all or substantially all of the Corporation?s assets, or similar material event pertaining to the Corporation (?Corporate Change?).

         B.  In the event of the Disability of Employee, this Agreement shall terminate at the election of the Corporation by determination by its Board of
Directors, in its sole and absolute discretion, at any time following the expiration of three (3) months from the commencement of the period of
Disability.  Employee shall be deemed subject to a "Disability" commencing such date that Employee, whether due to mental and/or physical problems, is incapable of performing fully and satisfactorily hereunder, which circumstances must substantially continue for a period of three (3) consecutive months for a
Disability to be deemed present, effective the beginning of such period.  In the event of termination due to a Disability, the Employee shall only be entitled to
(i) ten (10) days prior written notice of termination, (ii) accrued and unpaid
Base Salary installments up to the commencement date of the Disability, and
(iii) three (3) months of Base Salary installments as a Disability benefit.  In the event of a Disability, at the Employee's election this Agreement shall terminate, in which case the Employee shall only be entitled to such Base Salary as aforesaid in the case the Corporation had terminated this Agreement due to a
Disability. In the sole and absolute discretion of the Board of Directors, notwithstanding anything to the contrary, the Corporation may offset any of the foregoing Disability benefit payments by the proceeds to the Employee of any payments received from any insurance plan or plans, paid for by the Corporation, as Disability benefit payments.

         C.   Upon the death of Employee during the term hereof, this Agreement shall terminate, without notice, and Employee's estate shall only be entitled to the accrued Base Salary installments up to the date of death and two (2) weeks of Base Salary installments as a death benefit.

         D.   This Agreement shall automatically terminate upon any other event not specified herein whereby the Employee ceases to be a shareholder of the
Corporation, which termination shall be without notice and shall only require the payment to the Employee of accrued installments of Base Salary up to the date of termination.

         E.   The Employee may terminate this Agreement, without cause, upon thirty (30) days' prior written notice to the Corporation. In such event,
Employee shall only be paid Base Salary installments up to the date of termination.

7.       Vacation Time and Days Off.  Employee shall be entitled to such reasonable paid vacation time, and paid and unpaid sick days and personal days, as may be agreed to by the parties.

8.       Health Insurance and Other Plans.  The Employee shall be added to any available group health insurance plan for the employees of the Corporation immediately following the applicable period for the addition of a new employee to such insurance plan, if any.  Employee shall be added to such other plan or plans as may be determined in the sole and absolute discretion of the
Corporation.

9.       Waiver.  No waiver is enforceable unless in writing and signed by such waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

10.      Amendments.  This Agreement may not be amended unless by the mutual consent of all of the parties hereto in writing.

11.      Governing Law.  This Agreement shall be governed by the laws of the
State of Florida, and the sole venue for any action arising hereunder shall be
Palm Beach County, Florida.

12.      Assignment and Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.  This Agreement shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

13.      Integration and Captions.  This Agreement includes the entire understanding of the parties hereto with respect to the subject matter hereof.
The captions herein are for convenience and shall not control the interpretation of this Agreement.

14.      Legal Representation. Each party has been represented by independent legal counsel in connection with this Agreement, or each has had the opportunity to obtain independent legal counsel and has waived such right.

15.      Construction.  By the execution hereof, each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Agreement, and the parties waive the normal rule of construction that any ambiguities in this Agreement shall be construed against the party that drafted the Agreement.

16.      Notices.  All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed registered and certified mail, return receipt requested, and postage prepaid.

17.      Cooperation.  The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Agreement as set forth hereinabove.

18.      Hand-Written Provisions.  Any hand-written provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

19.      Fees, Costs and Expenses.  Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs and expenses incurred by each such party incident to this Agreement.

20.      Consents and Authorizations.  By the execution hereinbelow, each party acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Agreement, and the same constitutes a valid and legally binding Agreement of each such party in accordance with the terms, conditions and other provisions contained herein.

21.      Gender and Number.  Unless the context otherwise requires, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

22.      Severability.  In the event any one or more of the provisions of this
Agreement shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Agreement shall be construed as if such unenforceable provision had never been contained herein.

23.      Counterparts.  This Agreement may be executed in counterparts.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date first written above.

Internet Recreation, Inc.
By:/S/Patty Hackler, Director
Patty Hackler, Director
Date:July 12, 2001

By:Cathy Williamson
Cathy Williamson, President
July 10,2001

EMPLOYEE:
Cathy Williamson, President
July 10,2001